UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2005

Lithia Motors, Inc.
(Exact Name of Registrant as specified in its charter)

Oregon	0-21789	93 - 0572810
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

360 E. Jackson Street
Medford, Oregon 97501
(Address of Principal Executive Office)

Registrant's telephone number including area code 541-776-6868

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into Material Definitive Agreement.

               On February 17, 2005, the Board of Directors of Lithia Motors, Inc. adopted the 2005 compensation package for members of the Board of Directors. Attached as Exhibit 99 is a summary of the compensation package.

Item 9.01 Financial Statements and Exhibits.

               (a)                Not applicable.

               (b)                Not applicable.

               (c)                Exhibits.

                                             99                2005 Board of Directors' Compensation Package

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIA MOTORS, INC.
(Registrant)

Date:	February 22, 2005	By:	/s/ Kenneth E. Roberts
Kenneth E. Roberts
Assistant Secretary

Exhibit 99

2005
Lithia Motors, Inc.
Board of Directors' Compensation

$18,000 retainer;

$1,000 for each Board meeting attended;

$500 for each Audit Committee meeting attended in person on the day before, day of or the day after a Board meeting;

$1,000 for attendance at one or more committee meetings held on a day other than the day before, day of or the day after a Board meeting;

$500 for participating by telephone in a Board meeting or in one or more committee meetings conducting substantive business, held by conference call;

An option grant of 2,000 shares of Class A common stock at fair market value, vesting six months following grant.

A 700 share Class A common stock grant for Board service;

A 200 share Class A common stock grant for being a member of the Audit Committee; and

A 100 share Class A common stock grant for chairing the Audit Committee.

All share grants will be made as of the annual shareholder meeting following a year of service and such grants are subject to such member completing the year of service. Further, all grants to include resale restrictions to prohibit sale until the earlier of 3 years after the date of grant or 1 year after termination of board service.